EXHIBIT 9(c)(10)

                               FIRST AMENDMENT TO
                          FUND PARTICIPATION AGREEMENT

This First Amendment, executed as of the 19th day of February, 1993,, is by and between Aetna Life Insurance and Annuity Company (the "Company") and Scudder Variable Life Investment Fund (the "Fund").

WHEREAS, the Company and the Fund are parties to a Fund Participation Agreement (the "Agreement") dated April 27, 1992; and

WHEREAS, the Company and the Fund now desire to modify the Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and promises expressed herein, the parties agree as follows:

1.    The parties agree that shares of the Scudder Variable Life Investment Fund
      - Managed International Portfolio shall be made available to serve as an underlying investment medium for Aetna Life Insurance and Annuity Company Variable Life Account B for variable life insurance contracts ("Variable Life Contracts") of the Company.

2.    The opening paragraph of the Agreement is hereby amended as follows:

            PARTICIPATION AGREEMENT (the "Agreement") made by and between SCUDDER VARIABLE LIFE INVESTMENT FUND (the "Fund"), a Massachusetts business trust created under a Declaration of Trust dated March 15, 1985, as amended, with a principal place of business in Boston, Massachusetts and Aetna Life Insurance and Annuity Company, a Connecticut corporation (The "Company"), with a principal place of business in Hartford, Connecticut on behalf of the Company's Variable Life Account B and Variable Annuity Account C (the "Accounts"), separate accounts of the Company.

3. All references in the Agreement to the defined term "Accounts" shall be deemed to include Variable Life Account B and Variable Annuity Account C.

4. In the event that there is any conflict between the terms of this First Amendment and the Agreement, it is the intention of the parties hereto that the terms of this First Amendment shall control, and the Agreement shall be interpreted on that basis. To the extent that the provisions of the Agreement have not been amended by this First Amendment, the parties hereto hereby confirm and ratify the Agreement.


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IN WITNESS WHEREOF, the parties have executed this First Amendment as of the date first above written.


                                        AETNA LIFE INSURANCE AND ANNUITY COMPANY


                                        BY: /s/ Thomas L. West Jr.
                                            ----------------------------
                                            Name: Thomas L. West Jr.
                                                  ----------------------
                                            Title: Senior Vice President
                                                  ----------------------


                                        SCUDDER VARIABLE LIFE INVESTMENT FUND


                                        BY: /s/ David B. Watts
                                            ----------------------------
                                            Name: David B. Watts
                                                  ----------------------
                                            Title: President
                                                  ----------------------